ARTICLES
                                       AND
                          PLAN AND AGREEMENT OF MERGER
                                       OF
                                SPECTRAFAX CORP.
                             (a Florida corporation)
                                       AND
                               SEREFEX CORPORATION
                            (a Delaware corporation)

     PLAN AND AGREEMENT OF MERGER entered into as of April 25, 2002 by Spectrafax Corp., a business corporation of the State of Florida ("Spectrafax"), and approved by resolution adopted by its Board of Directors on March 11, 2002, and entered into as of April 25, 2002 by Serefex Corporation, a business corporation of the State of Delaware ("Serefex"), and approved by resolution adopted by its Board of Directors on March 11, 2002.

     WHEREAS, Spectrafax is a business corporation of the State of Florida with its registered office therein located at 4041 Gulfshore Boulevard, Suite 709, City of Naples, 34103-2680 County of Collier; and

     WHEREAS, the total number of shares of stock which Spectrafax has authority to issue 40,000,000, all of which are of one class and of a par value of $.0001 each and of which 32,915,374 are issued and outstanding; and

     WHEREAS, Serefex is a business corporation of the State of Delaware with its registered office therein located at 9 East Loockerman Street, City of Dover, 19901 County of Kent; and

     WHEREAS, the total number of shares of stock which Serefex has authority to issue is 300,000,000, all of which are of one class and of a par value of $.0001 each and of which none Led and outstanding; and

     WHEREAS, the Florida 1989 Business Corporation Act (the "Florida Act") permits a merger of a business corporation of the State of Florida with and Into a business corporation of another jurisdiction; and

     WHEREAS, the General Corporation Law of the State of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State Delaware; and

          WHEREAS, Spectrafax and Serefex and the respective Boards of Directors thereof deem sable and to the advantage, welfare, and best interests of said corporations and their live stockholders to merge Spectrafax with and into Serefex pursuant to the provisions of the Florida Act and pursuant to the provisions of the of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth.

effective time of the merger, and which is sometimes hereinafter referred to as the "Sill corporation", and which shall continue to exist as said surviving corporation under its] name pursuant to the provisions of the General Corporation Law of the state of Delaware ( separate existence of Spectrafax, which is sometimes hereinafter referred to as the "tem! corporation", shall cease at said effective time IN accordance with the provisions of the] Act.
     2. The Certificate of Incorporation of Serefex shall be the Certificate; Incorporation of the surviving corporation as the same shall be in force and effect at the time in the State of Delaware of the merger herein provided for; and said Certificate of Incorporation shall continue to be the Certificate of Incorporation of said surviving Corp. until amended and changed pursuant to the provisions of the General Corporation Law State of Delaware.
     3. The present by-laws of the surviving corporation will be the by-laws (surviving corporation and will continue in full force and effect until changed, altered or an as therein provided and in the manner prescribed by the provisions of the General Corp. Law of the State of Delaware. j
     4. The directors and officers in office of the surviving corporation at the ef time of the merger shall be the members of the first Board of Directors and the first offi, the surviving corporation, all of whom shall hold their directorships and offices Ulltil the e and qualification of their respective successors or until their tenure is otherwise termin, accordance with the by-laws of the surviving corporation.
     5. Each issued share of the teffi1inating corporation shall, at the effective time merger, be converted into one share of the surviving corpol'ation. The currently issued sh the sm-viving corporation shall not be converted or exchallged in any manner, but each sai( which is issued and outstanding immediately prior to the effecti'i"e time of the merge remain issued and outstanding.
     6. The Plan and Agreement of Merger herein made and approved was submj the shareholders of the tenninating corporation on March 11,2002 for th~irapproval or re. in the manner presented by the Florida Act. The surviving corporation does no- shareholders as of April 25, 2002 and thus no shal-eholder approval of the Plal1 and Agreen Merger is required pursuant to the Delaware General Corporation Law.
     9. The effective time of this PLAN and Agreement of Merger, and the merger herein agreed upon shall become effective IN the State of Delaware, shall be upon filing and acceptance

IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby.
April 25, 2002


/s/ Thomas Conwell        /s/ David McKinley
----------------------    -----------------------
Spectrafax Corporation        Serefex Corporation